Exhibit 99.1

Lauren Gioia | Jennifer Park | Dan Abernethy | Lauren.Gioia@Sothebys.com | Jennifer.Park@Sothebys.com | Dan.Abernethy@Sothebys.com +1 212 606 7176

SOTHEBY’S REPORTS 2018 THIRD QUARTER FINANCIAL RESULTS
NEW YORK, November 1, 2018 - Sotheby’s (NYSE: BID) today reported its financial results for the third quarter and nine months ended September 30, 2018.
For the three months ended September 30, 2018, Sotheby’s reported a net loss of ($27.8) million, or ($0.55) per diluted share. These results represent a decline of 19% from ($23.5) million and 22% from ($0.45) per diluted share in the prior period. However, after excluding certain items, Adjusted Net Loss* for the three months ended September 30, 2018 improved $2.7 million (11%) to ($20.8) million when compared to the prior year. This improvement is largely due to a 30% increase in Net Auction Sales stemming from a particularly exceptional Modern and Contemporary Evening Sale held at the start of our Hong Kong Sales Week in this otherwise traditionally quiet third quarter.

For the nine months ended September 30, 2018, Sotheby’s reported net income of $22.9 million, or $0.43 per diluted share, a 46% and 45% decline from the prior period, respectively. Excluding certain items, Adjusted Net Income* for the first nine months of 2018 was $42.2 million, or Adjusted Diluted Earnings per Share* of $0.80 which are down 1% and up 1%, respectively, versus the prior year period.

“We are pleased with the results from our seasonally light quarter,” said Tad Smith, Sotheby’s President and CEO, adding, “We are cautiously optimistic that our spectacular sales planned for the balance of the year will overcome a bit of macroeconomic uncertainty to perform very well.”

Highlights

•
Seasonally quiet third quarter results are impacted by the exceptional Modern and Contemporary Evening Sale at the start of our Hong Kong Sales week. Third quarter 2018 Net Auction Sales accounted for only 9% of the Net Auction Sales volume in the trailing twelve month period.

•
Consolidated Sales - which combine Aggregate Auction Sales, Private Sales and sales from Inventory - increased 7% to $588 million in the third quarter of 2018, and 20% to $4.0 billion in the first nine months of 2018.

Exhibit 99.1

•	Private sales grew 10% in the third quarter of 2018 to $133 million, and 49% in the first nine months of 2018 to $675 million.

•	Adjusted Expenses* rose only 2% for the third quarter of 2018 compared to increases of 13% in the first quarter and 8% in the second quarter - a result of slowing expense growth.

•
Comparison of third quarter 2018 results to the prior period are adversely effected by the reversal of a tax reserve that favorably impacted per share calculations by $0.14 per share in the third quarter of 2017.

Three Months Ended September 30, 2018 v. 2017 Financial Highlights
(in thousands of dollars, except per share data)

			Variance
Three Months Ended September 30,	2018	2017	$ / %	%
Total revenues (a)	$119,161	$180,008	$(60,847)	(34%)
Net loss attributable to Sotheby's	$(27,838)	$(23,479)	$(4,359)	(19%)
Adjusted Net Loss (b)	$(20,822)	$(23,479)	$2,657	11%
Diluted loss per share	$(0.55)	$(0.45)	$(0.10)	(22%)
Adjusted Diluted Loss Per Share (b)	$(0.41)	$(0.45)	$0.04	9%
Statistical Metrics:
Aggregate Auction Sales (c)	$449,044	$347,338	$101,706	29%
Net Auction Sales (d)	$373,152	$286,722	$86,430	30%
Private Sales (e)	$132,752	$120,304	$12,448	10%
Consolidated Sales (f)	$588,294	$549,143	$39,151	7%

Nine Months Ended September 30, 2018 v. 2017 Financial Highlights
(in thousands of dollars, except per share data)

			Variance
Nine Months Ended September 30,	2018	2017	$ / %	%
Total revenues (a)	$660,593	$719,176	$(58,583)	(8%)
Net income attributable to Sotheby's	$22,922	$42,087	$(19,165)	(46%)
Adjusted Net Income (b)	$42,191	$42,630	$(439)	(1%)
Diluted earnings per share	$0.43	$0.78	$(0.35)	(45%)
Adjusted Diluted Earnings Per Share (b)	$0.80	$0.79	$0.01	1%
Statistical Metrics:
Aggregate Auction Sales (c)	$3,303,255	$2,754,567	$548,688	20%
Net Auction Sales (d)	$2,771,953	$2,304,956	$466,997	20%
Private Sales (e)	$675,400	$454,114	$221,286	49%
Consolidated Sales (f)	$4,041,495	$3,381,496	$659,999	20%

(a) Total revenues for the three and nine months ended September 30, 2017 have been updated to reflect the retrospective adoption of a new accounting standard that became effective on January 1, 2018. See Note 1 of Notes to Condensed Consolidated Financial Statements included in our Form 10-Q for the period ended September 30, 2018.
(b) See Appendix B for a description of these non-GAAP financial measures and reconciliations to the most comparable GAAP amounts.
(c) Represents the total hammer (sale) price of property sold at auction plus buyer’s premium, excluding amounts related to the sale of our inventory at auction, which are reported within inventory sales.
(d) Represents the total hammer (sale) price of property sold at auction, excluding amounts related to the sale of our inventory at auction, which are reported within inventory sales.

Exhibit 99.1

(e) Represents the total purchase price of property sold in private sales that we have brokered, including our commissions.
(f) Represents the sum of Aggregate Auction Sales, Private Sales, and inventory sales.

Non-GAAP Financial Measures
*Adjusted Expenses, Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings Per Share are non-GAAP financial measures. See Appendix B for a description of these non-GAAP financial measures and reconciliations to the most comparable GAAP amounts.

Forward-Looking Statements
This release contains certain “forward-looking statements” (as such term is defined in Section 21E of the Securities and Exchange Act of 1934, as amended) relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performances will differ materially from such predictions. Major factors, which Sotheby’s believes could cause the actual results to differ materially from the predicted results in the “forward-looking statements” include, but are not limited to, the overall strength of the global economy and financial markets, political conditions in various countries, competition with other auction houses and art dealers, the amount and quality of property available for consignment and the marketability at auction of such property. Please refer to our most recently filed Form 10-K for a complete list of Risk Factors.

Investor Relations Information
All Sotheby’s Press Releases and SEC filings are available on our web site at www.sothebys.com. An outline of the conference call can be found here: http://investor.shareholder.com/bid/events.cfm.
Sotheby’s will host a conference call at 9:00 AM EDT on November 1, 2018, to discuss its third quarter and first nine months 2018 financial results. Please dial 888-371-8897 and for callers outside the United States, Puerto Rico and Canada, please dial 1-970-315-0479, approximately 15 minutes before the scheduled start of the call. The call reservation number is 4998287. The conference call will also be accessible via webcast on the Investor Relations section of the Sotheby’s web site at http://investor.shareholder.com/bid/events.cfm.

About Sotheby’s
Sotheby’s has been uniting collectors with world-class works of art since 1744. Sotheby’s became the first international auction house when it expanded from London to New York (1955), the first to conduct sales in Hong Kong (1973), India (1992) and France (2001), and the first international fine art auction house in China (2012). Today, Sotheby’s presents auctions in 10 different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby’s BidNow program allows visitors to view all auctions live online and place bids from anywhere in the world. Sotheby’s offers collectors the resources of Sotheby’s Financial Services, the world’s only full-service art financing company, as well as the collection, artist, estate & foundation advisory services of its subsidiary, Art Agency, Partners. Sotheby’s presents private sale opportunities in more than 70 categories, including S|2, the gallery arm of Sotheby's Global Fine Art Division, and three retail businesses: Sotheby’s Wine, Sotheby’s Diamonds, and Sotheby’s Home, the online marketplace for interior design. Sotheby’s has a global network of 80 offices in 40 countries and is the oldest company listed on the New York Stock Exchange (BID).

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Appendix A

SOTHEBY’S
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Thousands of dollars, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues:
Agency commissions and fees	$96,721	$81,264	$553,126	$494,297
Inventory sales	6,498	81,501	62,840	172,815
Finance	11,423	11,697	30,945	37,823
Other	4,519	5,546	13,682	14,241
Total revenues	119,161	180,008	660,593	719,176
Expenses:
Agency direct costs	19,622	18,935	114,344	95,066
Cost of inventory sales	6,322	78,734	64,731	172,396
Cost of finance revenues	—	6,054	4,056	16,169
Marketing	4,824	5,933	16,822	17,795
Salaries and related	67,274	63,218	242,711	217,308
General and administrative	42,291	42,483	131,775	124,796
Depreciation and amortization	5,714	5,707	20,157	16,767
Voluntary separation incentive programs, net	—	—	—	(162)
Restructuring charges	3,781	—	5,927	—
Total expenses	149,828	221,064	600,523	660,135
Operating (loss) income	(30,667)	(41,056)	60,070	59,041
Interest income	502	278	1,349	902
Interest expense	(10,084)	(8,067)	(28,291)	(23,172)
Write-off of credit facility fees	—	—	(3,982)	—
Extinguishment of debt	—	—	(10,855)	—
Non-operating income	3,172	3,130	7,045	6,118
(Loss) income before taxes	(37,077)	(45,715)	25,336	42,889
Income tax (benefit) expense	(7,759)	(21,328)	5,943	2,848
Equity in earnings of investees	1,476	901	3,516	2,034
Net (loss) income	(27,842)	(23,486)	22,909	42,075
Less: Net loss attributable to noncontrolling interest	(4)	(7)	(13)	(12)
Net (loss) income attributable to Sotheby's	$(27,838)	$(23,479)	$22,922	$42,087
Basic (loss) earnings per share - Sotheby's common shareholders	$(0.55)	$(0.45)	$0.44	$0.79
Diluted (loss) earnings per share - Sotheby's common shareholders	$(0.55)	$(0.45)	$0.43	$0.78

Appendix B

NON-GAAP FINANCIAL MEASURES
GAAP refers to generally accepted accounting principles in the United States of America. Included in this earnings release and on our earnings call are financial measures presented in accordance with GAAP and also on a non-GAAP basis. Non-GAAP financial measures are important supplemental measures used in our financial and operational decision making processes, for internal reporting, and as part of our forecasting and budgeting processes, as they provide helpful measures of our core operations. These measures allow us to view operating trends, perform analytical comparisons, and benchmark performance between periods. We also believe that these measures may be used by securities analysts, investors, financial institutions, and other interested parties in their evaluation of our performance. The non-GAAP financial measures in this release include Adjusted Expenses, Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings Per Share. To the extent applicable, these non-GAAP measures exclude the effect of the following unusual items, as detailed in the accompanying reconciliation tables below:

(i)	Restructuring charges;

(ii)	Charges related to contractual severance agreements entered into with certain former employees;

(iii)	Accelerated depreciation charges related to certain fixed assets that have been removed from service in connection with enhancements being made to the York Property;

(iv)	Net credits associated with a series of regional voluntary separation incentive programs that were implemented in 2015;
(v)	The loss incurred in connection with the extinguishment of our 2022 Senior Notes in the first quarter of 2018;

(vi)	The write-off of unamortized credit facility fees related to our previous credit agreement, which was refinanced in the second quarter of 2018;

(vii)	The charge resulting from the concurrent amendments to the York Property Mortgage and the related interest rate collar in the second quarter of 2017;

(viii)	The net charge associated with the effective settlement of an income tax audit; and
(ix)	Adjustments made to the net income tax expense recorded in the fourth quarter of 2017 upon the enactment of the U.S. Tax Cuts and Jobs Act.

We caution users of our financial statements that amounts presented in accordance with these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies and analysts calculate such measures in the same manner.

Appendix B

The following is a reconciliation of total expenses to Adjusted Expenses for the three and nine months ended September 30, 2018 and 2017 (in thousands of dollars):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Total expenses	$149,828	$221,064	$600,523	$660,135
Subtract: Agency direct costs	19,622	18,935	114,344	95,066
Subtract: Cost of inventory sales	6,322	78,734	64,731	172,396
Subtract: Cost of finance revenues	—	6,054	4,056	16,169
Subtract: Restructuring charges	3,781	—	5,927	—
Subtract: Contractual severance agreement charges	—	—	2,625	—
Subtract: Accelerated depreciation charges	—	—	3,123	—
Subtract: Voluntary separation incentive program credits, net	—	—	—	(162)
Adjusted Expenses	$120,103	$117,341	$405,717	$376,666
Variance versus prior period - $	$2,762		$29,051
Variance versus prior period - %	2%		8%

The following is a reconciliation of net (loss) income attributable to Sotheby's to Adjusted Net (Loss) Income for the three and nine months ended September 30, 2018 and 2017 (in thousands of dollars):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net (loss) income attributable to Sotheby's	$(27,838)	$(23,479)	$22,922	$42,087
Add: Restructuring charges, net of tax of ($930), $0, ($1,462), and $0	2,851	—	4,465	—
Add: Contractual severance agreement charges, net of tax of $0, $0, ($627), and $0	—	—	1,998	—
Add: Accelerated depreciation charges, net of tax of $0, $0, ($775), and $0	—	—	2,348	—
Add: Voluntary separation incentive programs credits (net), net of tax of $0, $0, $0, and $63	—	—	—	(99)
Add: Extinguishment of debt, net of tax of $0, $0, ($2,692), and $0	—	—	8,163	—
Add: Write-off of credit facility fees, net of tax of $0, $0, ($922), and $0	—	—	3,060	—
Add: Charge related to interest rate collar amendment, net of tax of $0, $0, $0, and ($398)	—	—	—	642
Add: Net charge associated with the effective settlement of an income tax audit	7,062	—	7,062	—
Subtract: Adjustments to amounts recorded upon the enactment of the U.S. Tax Cuts and Jobs Act	2,897	—	7,827	—
Adjusted Net (Loss) Income	$(20,822)	$(23,479)	$42,191	$42,630
Variance versus prior period - $	$2,657		$(439)
Variance versus prior period - %	11%		(1%)
The income tax effect of each line item in the reconciliation of net (loss) income attributable to Sotheby's to Adjusted Net (Loss) Income is computed using the relevant jurisdictional tax rate for that item.

Appendix B

The following is a reconciliation of diluted (loss) earnings per share to Adjusted Diluted (Loss) Earnings Per Share for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Diluted (loss) earnings per share	$(0.55)	$(0.45)	$0.43	$0.78
Add: Restructuring charges, per share	0.06	—	0.09	—
Add: Contractual severance agreement charges, per share	—	—	0.04	—
Add: Accelerated depreciation charges, per share	—	—	0.04	—
Add: Voluntary separation incentive program credits (net), per share	—	—	—	—
Add: Extinguishment of debt, per share	—	—	0.15	—
Add: Write-off of credit facility fees, per share	—	—	0.06	—
Add: Charge related to interest rate collar amendment, per share	—	—	—	0.01
Add: Net charge associated with the effective settlement of an income tax audit, per share	0.14	—	0.14	—
Subtract: Adjustments made to amounts recorded upon the enactment of the U.S. Tax Cuts and Jobs Act, per share	0.06	—	0.15	—
Adjusted Diluted (Loss) Earnings Per Share	$(0.41)	$(0.45)	$0.80	$0.79
Variance versus prior period - $	$0.04		$0.01
Variance versus prior period - %	9%		1%